UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2009

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2009, Amgen Inc. (“Amgen” or the “Company”) entered into a services agreement (the “Agreement”) with Jones Lang LaSalle Americas, Inc. (the “Provider”) for integrated facilities management services including building and facilities maintenance, food services, waste disposal and recycling, inventory management of related supplies, utilities systems maintenance, central utilities plant management and maintenance, and projects as may be requested by Amgen.

The Agreement has an initial term of five years and automatically renews thereafter for one-year renewal terms unless notice of non-renewal is provided by the Company. The costs to the Company for the initial five-year term are estimated to be approximately $500 million. Among other rights to terminate the agreement for cause or change of control of the Provider, the Company may terminate the Agreement at its convenience by paying Provider certain costs of Provider associated with the termination with the amount of such costs dependent upon termination fees of subcontracted work and undepreciated value of equipment and materials used by Provider to provide the services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: February 10, 2009	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

3